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                                                                   Exhibit 99.1

For more information, please contact:

Don Crosbie
(972) 458-1701 Ext. 112 dcrosbie@claimsnet.com

FOR IMMEDIATE RELEASE:

                 CLAIMSNET.COM REPORTS FISCAL YEAR 2003 RESULTS
           INCLUDING THE FIRST ANNUAL GROSS PROFIT IN COMPANY HISTORY
                CONFERENCE CALL SCHEDULED MONDAY, MARCH 29, 2004

DALLAS - March 26, 2004 - Claimsnet.com inc. (OTCBB: CLAI.OB), a leading provider of Internet-based business-to-business solutions for the healthcare industry, today reported its results for fiscal 2003, which ended December 31, 2003.

For the year ended December 31, 2003, the Company reported revenues of $652,000, a 41% decrease from the $1,104,000 reported for fiscal 2002.

Expenses decreased significantly from the prior fiscal year. Cost of revenues were $616,000 compared to $1,733,000, a 64% decrease. Research and development expenses were $30,000, down 88% from the $252,000 reported in fiscal 2002. Selling, general and administrative expenses of $1,412,000 were reported for 2003, representing a 39% reduction from the $2,300,000 in fiscal 2002.

The Company reported a gross profit of $36,000 for the fiscal year of 2003, compared with a gross loss in fiscal year 2002 of $(629,000). The loss from operations for fiscal 2003 was $(1,406,000), a 60% decrease from the loss of $(3,525,000), reported in fiscal 2002. The Company recognized a $916,000 gain on negotiated settlement of liabilities in fiscal year 2003. The net loss for fiscal year 2003 was $(535,000), or $(.03) per share, compared to $(2,927,000), or $(.24) per share, in the prior year, which included a $618,000 gain on the sale of business assets.

Subsequent to the issuance of the Company's financial results for the quarters ended March 31, June 30, and September 30, 2003, the Company, after consultation with its auditors, determined that certain implementation fees previously reported as revenue during the quarters did not meet the technical requirements to be treated as a separate unit of accounting, as defined in the Emerging Issues Task Force Issue No. 00-21, REVENUE ARRANGEMENTS WITH MULTIPLE DELIVERABLES, and as further clarified by Staff Accounting Bulleting No. 104, REVENUE RECOGNITION, as issued by the SEC on December 17, 2003. As a result, the implementation fees must be recognized as revenue ratably over the expected period of the business arrangement.

Accordingly, the consolidated financial statements for the quarters have been restated to defer implementation fees and recognize those fees over the expected life of the customer arrangement. The Company expenses costs related to

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implementation services as they are incurred. Therefore, the quarterly net income (loss) changed by the same amount as the net revenue deferral. The revenue restatement also caused a restatement of deferred revenues on each of the balance sheets. The restatement did not cause any change to the reported balances of cash and accounts receivable. The accompanying table sets forth the Company's restated selected quarterly financial data (unaudited) along with comparative data for the quarter ended December 31, 2003 (unaudited).

"Our financial results for fiscal 2003 and the fourth quarter of fiscal year 2003 reflect focus on expense control during a transitional year for the Company," commented Don Crosbie, chief executive officer of Claimsnet. "The majority of the financial progress reflected in our improved operating results related to these expenses reductions but in the third and fourth quarters our sales efforts resulted in more than twenty new client contracts which are reflected on our balance sheet as an increase in deferred revenue to be recognized in future periods. The increase in contract signings and deferred revenue along with the first gross profits in the history of the Company gives confidence that our efforts to build the revenue, customer base and partnerships is beginning to pay off."

For the three months ended December 31, 2003, the Company reported revenues of $165,000, a 1% decrease from the revenues of $166,000 reported for the fourth quarter of fiscal year 2002. Deferred revenues increased 343% to a balance of $208,000 at December 31, 2003 from $47,000 at December 31, 2002.

Expenses for the quarter decreased significantly from the year earlier period. Cost of revenues decreased 52% to $127,000 in 2003 from $264,000 last year. Research and development expenses were $6,000, a decrease of 73% compared to $22,000 in the fourth quarter of the prior year. A $344,000 charge for impairment of in-process software development was also recognized in the fourth quarter of 2002. Selling, general and administrative expenses of $287,000 this year represented a 52% decrease from the $594,000 reported for the fourth quarter of 2002.

The Company reported its second consecutive quarterly gross profit in the fourth quarter of 2003 totaling $38,000, compared with a gross loss of $(98,000) in the fourth quarter of 2002. The fourth quarter loss from operations was $(255,000), a decrease of 76% from the loss of $(1,058,000) reported in the fourth quarter last year. The net loss for the quarter was $(255,000), or $(.01) per share, as compared with a net loss of $(1,063,000), or $(.08) per share, in the same quarter last year, a reduction of 76%.

Claimsnet.com inc. is a leading provider of Internet-based claim processing solutions for the healthcare payer industry, including distinctive, advanced ASP technology. Headquartered in Dallas, Claimsnet offers systems that are distinguished by ease of use, customer care, security and measurable cost advantages. More information on Claimsnet can be found at the Company's web site at www.claimsnet.com.

                                    - more -

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Claimsnet will host a conference call on Monday, March 29, 2004 at 11:00 Central
Time. The telephone number for the conference call is (800) 406-9170 for U.S. participants and (213) 596-1387 for callers outside the U.S. The participant code is 2063880. During the call, Mr. Crosbie will discuss the Company's 2003 financial results and will also be available to answer questions. Investors may e-mail questions in advance of the call to dcrosbie@claimsnet.com.

Safe Harbor Statement Under the Private Securities Litigation Act 1995 - With the exception of historical information, the matters discussed in this press release are forward looking statements that involve a number of risks and uncertainties. The actual future results of the company could differ significantly from those statements. Factors that could cause or contribute to such differences include, but are not limited to, maintaining access to external sources of capital, regulatory actions, success of marketing strategies, actions of the Company's competitors, dependence on suppliers and distribution channels, and continued use of the Internet. Further information on the Company's risk factors is contained in the Company's quarterly, annual, and other periodic reports as filed with the Securities and Exchange Commission.

                               [Tables to Follow]

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                       CLAIMSNET.COM INC. AND SUBSIDIARIES
                    SUMMARY OPERATIONS STATEMENT INFORMATION
                      (In thousands except per share data)


                                                             Year Ended
                                                            December 31,
                                                   -----------------------------
                                                       2003             2002
                                                   ------------     ------------

REVENUES                                           $       652      $     1,104

COST OF REVENUES                                   $       616      $     1,733

GROSS PROFIT (LOSS)                                $        36      $      (629)

RESEARCH AND DEVELOPMENT                           $        30      $       252

IMPAIRMENT OF IN-PROCESS SOFTWARE DEVELOPMENT      $        --      $       344

SELLING, GENERAL AND ADMINISTRATIVE                $     1,412      $     2,300

LOSS FROM OPERATIONS                               $    (1,406)     $    (3,525)

GAIN (LOSS) ON SALE OF BUSINESS ASSETS             $       (27)     $       618

GAIN ON NEGOTIATED SETTLEMENTS OF LIABILITIES      $       916      $        --

NET LOSS                                           $      (535)     $    (2,927)

NET LOSS PER COMMON SHARE - BASIC AND DILUTED      $     (0.03)     $     (0.24)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
  - BASIC AND DILUTED                                   19,101           12,241

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
                                        CLAIMSNET.COM INC. AND SUBSIDIARIES
                                         SELECTED QUARTERLY FINANCIAL DATA
                                        (In thousands except per share data)
                                                    (Unaudited)

                                            Quarter Ended      Quarter Ended      Quarter Ended      Quarter Ended
                                               March 31,          June 30,        September 30,       December 31,
                                                 2003               2003               2003               2003
                                            --------------     --------------     --------------     --------------
                                              As Restated        As Restated       As Restated
SELECTED BALANCE SHEET DATA:

DEFERRED REVENUES *                         $          56      $          64      $         149      $         208

ACCUMULATED DEFICIT *                             (42,783)           (42,392)           (42,704)           (42,959)


CONDENSED STATEMENT OF OPERATIONS DATA:

REVENUES *                                  $         162      $         168      $         157      $         165
COST OF REVENUES                                      200                174                115                127
                                            --------------     --------------     --------------     --------------
GROSS PROFIT (LOSS) *                                 (38)                (6)                42                 38
TOTAL OPERATING EXPENSES                              321                510                318                293
                                            --------------     --------------     --------------     --------------
LOSS FROM OPERATIONS *                               (359)              (516)              (276)              (255)
GAIN ON SETTLEMENT OF LIABILITIES                       4                912                 --                 --
OTHER INCOME (EXPENSE), NET                            (4)                (5)               (36)                --
                                            --------------     --------------     --------------     --------------
NET INCOME (LOSS) *                         $        (359)     $         391      $        (312)     $        (255)
                                            ==============     ==============     ==============     ==============
NET INCOME (LOSS) PER COMMON
SHARE - BASIC AND DILUTED *                 $       (0.02)     $        0.02      $       (0.02)     $       (0.01)
                                            ==============     ==============     ==============     ==============

* Denotes an item that has been restated for the interim quarters.

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